EXHIBIT 10.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-06752, 333-12838, and 333-87314) of the Rank Group Plc of our report dated February 28, 2003 except for note 35 as to which the date is June 11, 2003, relating to the consolidated financial statements of The Rank Group Plc which appear in this Annual Report on Form 20-F.

/s/     PricewaterhouseCoopers LLP

London, England

June 11, 2003